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  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               SEPTEMBER 21, 2007

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

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             Nevada                           001-32202                      88-0408274
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 (State or Other Jurisdiction of       (Commission File Number)   (IRS Employer Identification No.)
         Incorporation)
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         6370 Nancy Ridge Drive, Suite 112
               San Diego, California                          92121
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     (Address of Principal Executive Offices)               Zip Code

                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SERVICES AGREEMENT WITH PROGENITOR CELL THERAPY, LLC

         On September 17, 2007, we entered into a services agreement with Progenitor Cell Therapy, LLC (PCT) for the manufacturing of our MicroIslet-P(tm) product. Under the terms of the agreement, MicroIslet-P will be manufactured at PCT's California facility under strict cGMP (current Good Manufacturing Practices) and cGTP (current Good Tissue Practices), and in accordance with specifications provided by us. PCT will also assist us with certain portions of our contemplated Investigational New Drug application with the U.S. Food and Drug Administration and foreign regulatory filings. At our request, PCT will assist us with development and/or validation of selected analytical test and biological characterization methods related to the testing of porcine islets and encapsulated porcine islets. The agreement continues in effect during the time PCT is performing the agreed services, subject to our right to terminate the agreement at any time with or without cause. PCT may terminate the agreement only if we breach the agreement and fail to cure the breach.

$1 MILLION UNSECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE AND WARRANT

         On September 20, 2007, existing investor Peter Knobel lent us $1 million under the terms of an Unsecured Subordinated Convertible Promissory Note. All outstanding principal and accrued interest at the rate of 10% per annum is due March 31, 2008, or upon an earlier equity or equity-based financing in which we raise an aggregate of $4.5 million in net proceeds. We may prepay the note at any time without penalty. Interest increases to 24% per annum following maturity. The investor may, at his option, convert all or a portion of the principal and accrued interest into the securities sold in the first equity or equity-based financing transaction after the date of the note, on the same terms as the securities purchased by the other investors in such financing.

         We also issued a five-year warrant to the investor allowing purchase for cash of up to 400,000 shares of stock at an exercise price of $0.40 per share. The warrant is first exercisable on the one year anniversary of the issue date, or upon any earlier merger or acquisition of our company. In connection with this transaction, we entered into a registration rights agreement pursuant to which we have agreed to register for resale the shares of common stock issuable upon exercise of the warrant on the next registration statement we file with the SEC relating to an offering for any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans.

         We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the note and the warrant. An appropriate legend has been placed on the note and the warrant, and appropriate legends will be placed on all securities purchased under the warrant.


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         A complete copy of the Unsecured Subordinated Convertible Promissory
Note, the Warrant Agreement and the Registration Rights Agreement, each as executed in connection with the financing described above, are filed as Exhibits 99.1, 99.2 and 99.3, and incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

ITEM 7.01.   REGULATION FD DISCLOSURE.

         We issued a press release on September 17, 2007 announcing the services agreement described in Item 1.01 above. This press release is furnished as
Exhibit 99.4. We also issued a press release on September 21, 2007 announcing the loan described in Item 1.01 above. This press release is furnished as
Exhibit 99.5.

         The press releases include statements intended as "forward-looking statements," which are subject to the cautionary statement about forward-looking statements set forth therein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits

        EXHIBIT NUMBER                  DESCRIPTION
        --------------                  -----------

              99.1            Unsecured Subordinated Convertible Promissory Note
              99.2            Warrant Agreement
              99.3            Registration Rights Agreement
              99.4            Press release dated September 17, 2007
              99.5            Press release dated September 21, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 21, 2007                   MICROISLET, INC.


                                              By:  /s/ Michael J. Andrews
                                                   ---------------------------
                                                       Michael J. Andrews
                                                       Chief Executive Officer







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